Sub-Item 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter or by-laws; and

Articles Supplementary dated as of May 23, 2011 of Bridgeway Funds, Inc. (the "Company") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(a)(5) to Post-Effective Amendment ("PEA") No. 38 to the Company's Registration Statement on Form N-1A (the "Registration Statement") filed on May 31, 2011.

Articles of Amendment dated as of January 18, 2011 of the Company was previously filed with the SEC as exhibit 28(a)(4) to PEA No. 38 to the Company's Registration Statement filed on
May 31, 2011.

(b) Copies of the text of any proposal described in answer to sub-item 77D

Elimination of Non-Fundamental Policy for each Series of Bridgeway Funds, Inc.

On May 31, 2011, the Board of Directors of the Company approved, via unanimous written consent, the elimination of the non-fundamental policy for each series (each, a "Fund") of the Company that prohibits investments by each Fund in oil, gas, or mineral-related programs, partnerships, or leases. Each Fund's (not including the Omni Tax-Managed Small-Cap Value Fund's) current investment policies and restrictions are described in its Statement of Additional Information, which was filed in the Company's Rule 497(e) filing on June 2, 2011. The Omni Tax-Managed Small-Cap Value Fund's current investment policies and restrictions are described in its Statement of Additional Information, which was filed in the Company's separate Rule 497(e) filing on June 2, 2011.

The following resolutions were adopted by the Board of Directors via a unanimous written consent dated May 31, 2011:

	RESOLVED, that the Board, including a majority of the
Independent Directors, hereby approves the 	elimination of the
non-fundamental policy for each series (each, a "Fund") of the
Company that prohibits 	investments by each Fund in oil, gas,
or mineral-related programs, partnerships, or leases; and it is further

	RESOLVED, that the officers of the Company are hereby
authorized to take any actions to effect the 	foregoing
resolution.

(e) Copies of any new or amended Registrant investment advisory contracts

Form of Amendment to Management Agreement between the Company and Bridgeway Capital Management, Inc. was previously filed with the SEC as exhibit 28(d)(8) to PEA No. 38 to the Registration Statement on May 31, 2011.